Exhibit 99.1

Contact:	Paula Graff
Nortech Systems Incorporated
(952) 345-2244
or
Warren Djerf
Brookside Communications Group
(952) 920-3908 or warren@brookcomm.net

May 17, 2017

Nortech Systems Appoints Chief Operating Officer

MINNEAPOLIS — Nortech Systems Incorporated (Nasdaq: NSYS), a leading provider of full-service electronics manufacturing services (EMS), today announced that its board of directors has appointed Matthew Mahmood, 47, as chief operating officer (COO). In this role, Mahmood will be responsible for overseeing all aspects of Nortech’s manufacturing, engineering, global sourcing and business development for its three core markets: medical, industrial and aerospace/defense.

Mahmood brings Nortech over 20 years of management experience in manufacturing, technology and finance, with proven expertise creating and growing companies to maximize productivity, profitability, customer relations and shareholder value. He joins Nortech from Marabek LLC in Minneapolis, Minn., an advisory, acquisitions and holding company with a global reach; he was managing director.

“We are pleased to welcome Matt to our management team and excited about the contributions he’ll make helping propel Nortech’s growth and continued evolution,” said Rich Wasielewski, Nortech Systems’ president and CEO.  “As a global manufacturer supporting multinational customers, Matt’s expertise in operations, organizational development and international business will prove invaluable.

“Along with his entrepreneurial mindset, Matt offers a unique combination of skills and capabilities, including manufacturing management, corporate finance, technology implementation and customer relations,” explained Wasielewski. He added that Mahmood’s management approach is influenced by specialized analytics and metric-driven decision-making.

From 2002 to 2015, Mahmood was COO at Thermotech Inc. / Pioneer Plastics Inc., of Hopkins and Eagan, Minn., a manufacturing and injection-molding company that supplies global Fortune 1000 companies in the U.S., Mexico, Asia and Europe. Pioneer and its subsidiaries also provide contract manufacturing, assembly and logistics services. During his tenure, revenue increased from $3 million to over $100 million.

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Nortech Systems Appoints Chief Operating Officer…Page 2

Prior to that, Mahmood was founder and COO for Circata Corporation in Eagan, Minn., a wireless infrastructure developer. Earlier he worked as a senior management and business development advisor with American Express in Minneapolis.

“This is an exciting time to join Nortech, with our globalization strategy, ongoing business transformation and promising opportunities in medical markets and intellectual property development,” commented Mahmood. “My experience with growing businesses can help us better leverage our people, capabilities and global resources.” Mahmood’s office will be at Nortech’s headquarters in Maple Grove, Minn.

He earned a master’s degree in business administration from the Carlson School of Management at the University of Minnesota. Mahmood is currently active on boards of two Minnesota universities and three non-profits.

About Nortech Systems Incorporated

Nortech Systems Incorporated (www.nortechsys.com), based in Maple Grove, Minn., is a full-service electronics manufacturing services (EMS) provider of wire and cable assemblies, printed circuit board assemblies, and higher-level complete box build assemblies for a wide range of industries.  Markets served include medical, industrial and aerospace/defense. The company has operations in the U.S., Latin America and Asia. Nortech Systems Incorporated is traded on the NASDAQ Stock Market under the symbol NSYS.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995.  While this release is based on management’s best judgment and current expectations, actual results may differ and involve a number of risks and uncertainties.  Important factors that could cause actual results to differ materially from the forward-looking statements include, without limitation: volatility in market conditions which may affect market supply of and demand for the company’s products; increased competition; changes in the reliability and efficiency of operating facilities or those of third parties; risks related to availability of labor; commodity and energy cost instability; general economic, financial and business conditions that could affect the company’s financial condition and results of operations; as well as risk factors listed from time to time in the company’s filings with the SEC.